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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






MicroTel International, Inc.
San Jose, California


We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Registration Statement Nos. 33-22518, 333-12567 and 33-77926 on Form S-8 of our report dated April 14, 1997 relating to the consolidated financial statements and schedule of MicroTel International, Inc. (formerly CXR Corporation) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.







                                                     BDO Seidman, LLP


San Francisco, California
April 15, 1997